Exhibit 99.1

CARMIKE CINEMAS REPORTS FIRST QUARTER 2008 RESULTS

COLUMBUS, GA – May 12, 2008 — Carmike Cinemas, Inc. (NASDAQ: CKEC) today reported results for its first quarter ended March 31, 2008.

First Quarter 2008 Operating Results

Total revenue for the quarter ended March 31, 2008 was $117.8 million compared to $109.3 million for the quarter ended March 31, 2007. Admissions revenue was $78.9 million for the quarter ended March 31, 2008 versus $72.0 million for the quarter ended March 31, 2007. Concessions and other revenue was $38.9 million for the first quarter of 2008 versus $37.4 million for the first quarter of 2007.

Operating income was $6.3 million for the first quarter of 2008 compared to operating income of $5.8 million in the same period in the prior year.

Theatre level cash flow was $21.2 million for the first quarter of 2008 versus $21.1 million for the same period in 2007. General and administrative costs were $5.6 million in the first quarter of 2008 versus $6.0 million in the prior year period. Interest expense was $11.1 million for the first quarter of 2008 versus $11.8 million in the prior year period.

“Carmike got off to a strong start to the year as we outperformed the industry in box office growth. Our leading position in 3-D enabled us to capitalize on the success of the Hannah Montana concert event and illustrates the growth opportunity that our 3-D and digital network provides. While the other films released during the first quarter were not as robust, we still generated solid growth in revenues,” said Michael W. Patrick, Carmike’s Chairman, President and Chief Executive Officer. “We are excited to see the real potential of our digital theatre network start to unfold and we will continue to implement initiatives to improve our cost-controls at the theatre level. We also remain committed to executing our operating performance improvement plan to drive increased cash flow over time.”

Net loss was approximately $4.3 million, or $0.34 per diluted share, for the quarter ended March 31, 2008, compared to net loss of $3.7 million, or $0.30 per diluted share, for the quarter ended March 31, 2007.

Discontinued Operations

Carmike evaluates its portfolio of theatres for potential closure when a lease term is nearing expiration, a theatre is underperforming or there is an opportunity to sell assets and better deploy the invested capital. For the first quarters of 2008 and 2007, Carmike has reported the results of operations for theatres it closed, including gains or losses on disposal, as discontinued operations in its consolidated statements of operations. The cash flow from these theatres has been eliminated from Carmike’s operations, and Carmike will have no continuing involvement in their operations.

Deferred Income Tax Asset Valuation Allowance

As previously disclosed during the second quarter of 2007, Carmike determined that the recoverability of its deferred tax assets was uncertain and recorded a non-cash valuation allowance to fully reserve its deferred tax assets, as prescribed by SFAS No. 109, “Accounting for Income Taxes.” Carmike generated additional net operating losses during the first quarter of 2008 and continues to believe the recoverability of its deferred tax assets is uncertain. Accordingly, no overall tax benefit was recognized in the first quarter of 2008 compared to a tax benefit from continuing operations of $2.5 million in the first quarter of 2007.

Conference Call Information

Carmike will hold its first quarter 2008 earnings conference call today, Monday, May 12, 2008, at 5:00 p.m. Eastern Time to discuss the information contained in this release. The conference call can be accessed by dialing (877) 879-6217 or for international participants (913) 312-1273. The replay of the conference call will be available until May 19, 2008, by dialing (888) 203-1112 or for international participants (719) 457-0820 and entering passcode 3298483.

This call will also be webcast live over the Internet from Carmike’s website at www.carmike.com under the Investor Relations section. The on-line replay will be available for a limited time immediately following the call.

Supplemental Financial Measures

Total debt, net debt and theatre level cash flow are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Total debt is defined as the sum of current maturities of long-term debt, capital leases and long-term financing obligations, long-term debt (less current maturities) and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. Carmike defines theatre level cash flow as operating income plus general and administrative expenses, depreciation and amortization and loss (gain) on sale of property and equipment. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. A reconciliation of theatre level cash flow to operating income for the quarters ended March 31, 2008 and 2007, as well as a schedule of total debt and net debt is included in the tables accompanying this press release.

About Carmike Cinemas

Carmike Cinemas, Inc. is a premiere motion picture exhibitor in the United States with 262 theatres and 2,339 screens in 36 states, as of March 31, 2008. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding digital cinema opportunities, box office performance and our strategies and operating goals, including our operating performance improvement plan. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

•	our ability to comply with covenants contained in our senior secured credit agreement;

•	our ability to operate at expected levels of cash flow;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	identified weaknesses in internal control over financial reporting;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.”

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands, except per share data)

	Three months ended March 31,
	2008	2007
Revenues:
Admissions	$78,912	$71,977
Concessions and other	38,923	37,364

Total operating revenues	117,835	109,341
Operating costs and expenses:
Film exhibition costs	42,214	38,313
Concession costs	4,184	3,621
Other theatre operating costs	50,254	46,260
General and administrative expenses	5,646	6,013
Depreciation and amortization	9,263	9,621
Loss (gain) on sale of property and equipment	12	(325)

Total operating costs and expenses	111,573	103,503

Operating income	6,262	5,838

Interest expense, net	11,143	11,803

Loss from continuing operations before income tax	(4,881)	(5,965)
Income tax benefit	(204)	(2,462)

Loss from continuing operations	(4,677)	(3,503)
Income (loss) from discontinued operations, net of tax	339	(232)

Net loss available for common stockholders	$(4,338)	$(3,735)

Weighted average shares outstanding:
Basic	12,650	12,488
Diluted	12,650	12,488

Net loss per common share:
Basic	$(0.34)	$(0.30)

Diluted	$(0.34)	$(0.30)

Dividends declared per share	$0.175	$0.175

TOTAL DEBT AND NET DEBT (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands)

	March 31, 2008	December 31, 2007
Current maturities of long-term debt, capital leases and long-term financing obligations	$4,891	$4,648
Long term debt, less current maturities	297,696	298,465
Capital leases and long-term financing obligations, less current maturities	118,492	118,600

Total debt	421,079	421,713
Less cash and cash equivalents	(18,132)	(21,975)

Net debt	$402,947	$399,738

THEATRE LEVEL CASH FLOW (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating income	$6,262	$5,838
Loss (gain) on sale of property and equipment	12	(325)
General and administrative expenses	5,646	6,013
Depreciation and amortization	9,263	9,621

Theatre level cash flow	$21,183	$21,147

Company Contact:

Investor Relations

203/682-8211